SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                                October 21, 1997



                              Americold Corporation
             (Exact name of registrant as specified in its charter)



     Oregon                      33-12173              93-0295215
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   (State or other          (Commission File No.)    (IRS Employer
    jurisdiction of                                  Identification No.)
    incorporation)



7007 S.W. Cardinal Lane, Suite 135, Portland, Oregon           97224
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:

                        (503) 624-8585
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ITEM 5.  OTHER EVENTS.


     On September 26, 1997, Americold Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Vornado Realty Trust ("Vornado") and certain of its subsidiaries pursuant to which a subsidiary of Vornado will merge with and into the Company, with the Company as the surviving corporation. As a result of the merger, the Company will be acquired by Vornado. A copy of the Merger Agreement was included as an exhibit to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 7, 1997.


On October 20, 1997, the Company held a special meeting of shareholders to consider and vote on a proposal to approve the Merger Agreement. The proposal was approved with 2,618,500 shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), voting for approval, no shares of Common Stock voting against approval, and no shares of Common Stock abstaining. The number of shares of Common Stock of the Company outstanding on October 1, 1997, the record date for the special Meeting, was 5,037,823 shares. Accordingly, a majority of the outstanding Common Stock voted to approve the Merger Agreement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICOLD CORPORATION
                                        (Registrant)


Date: October 21, 1997               By: /s/ Joel M. Smith
                                        ----------------------------
                                         Joel M. Smith
                                         Chief Financial Officer